Exhibit 99.1
Boardwalk Bancorp, Inc. Announces Date of Special Shareholders’ Meeting
LINWOOD, NEW JERSEY—NOVEMBER 27, 2007—Boardwalk Bancorp, Inc. (Nasdaq GM: BORD), will hold a special meeting of shareholders on Friday, January 4, 2008, at 10:00 a.m., at the Wildwood Golf and Country Club, 1170 Golf Club Road, Cape May Court House, New Jersey, to vote on a proposal to approve and adopt an agreement and plan of reorganization under which Boardwalk Bancorp would merge with and into Cape Bancorp and Boardwalk Bank would merge with and into Cape Savings Bank. Shareholders of record on November 6, 2007 will be eligible to vote at the Boardwalk Bancorp special meeting. Boardwalk Bancorp commenced the mailing of the proxy statement-prospectus and other information for the meeting on November 27, 2007. In the merger, each Boardwalk shareholder may elect to exchange each share of Boardwalk common stock for either 2.3 shares of Cape Bancorp common stock, $23.00 in cash or a combination of stock and cash in the merger, subject to the election and proration procedures in the merger agreement. In early December, Boardwalk shareholders will receive materials for this election.
In connection with the merger, the Board of Directors of Cape Savings Bank has adopted a plan of conversion to convert from the mutual to stock form of organization. Cape Bancorp, Inc., a new Maryland corporation, has been organized to facilitate the conversion and offer shares of common stock to depositors of Cape Savings Bank and others in a subscription and community offering.
About Boardwalk Bancorp
Boardwalk Bancorp is the parent company of Boardwalk Bank, a New Jersey state chartered commercial bank, headquartered in Linwood, New Jersey. Boardwalk Bank was organized in 1999 and subsequently formed Boardwalk Bancorp in 2006. Boardwalk Bancorp provides high quality banking services to small and mid-sized businesses and professionals through its seven offices located in Cape May and Atlantic counties, New Jersey. As of September 30, 2007, Boardwalk Bancorp had total assets of $445.3 million, total deposits of $311.2 million and shareholders’ equity of $49.9 million. Additional information about Boardwalk Bancorp is available on its website, www.boardwalkbank.com.
Forward Looking Statements
This news release contains certain forward looking statements. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward looking statements, by their nature, are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward looking statements speak only as of the date they are made. Boardwalk Bancorp, Inc. and Boardwalk Bank do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.
More Information About the Merger and Where to Find It
The proposed merger will be submitted to Boardwalk Bancorp’s shareholders for their vote. Cape Bancorp filed a registration statement with the Securities and Exchange Commission (SEC), which included a proxy statement-prospectus describing the merger. Boardwalk Bancorp will mail the definitive proxy statement-prospectus to its shareholders of record on November 6, 2007. Shareholders of Boardwalk Bancorp and other investors are urged to read the registration statement and proxy statement-prospectus (and any amendments or supplements to those documents, including the definitive proxy statement-prospectus) when they become available, as well as other relevant documents filed with the SEC, because they will contain important information. The registration statement and preliminary proxy statement-prospectus are, and the definitive proxy statement-prospectus will be, available free on the SEC’s website (http://www.sec.gov).
In addition, copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, if any, can be obtained, without charge, by directing a request to Boardwalk Bancorp, Inc., 201 Shore Road, Linwood, New Jersey 08221, Attn: Joan B. Ditmars, Secretary (Tel: (609) 601-0600).
Boardwalk Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boardwalk Bancorp shareholders in connection with the proposed merger. Information about the directors and executive officers of Boardwalk Bancorp and their ownership of Boardwalk Bancorp common stock is set forth in the definitive proxy statement-prospectus. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from Boardwalk Bancorp shareholders.
CONTACT: Michael D. Devlin
Chairman of the Board, President and Chief Executive Officer
609-601-0600
Boardwalk Bancorp, Inc.
201 Shore Road
Linwood, New Jersey 08221